Exhibit 99.1

September 30, 2025

AAR announces public offering of 3,000,000 shares of common stock

Wood Dale, Illinois — AAR CORP. (“AAR” or the “Company”) (NYSE: AIR), a leading provider of aviation services to commercial and government operators, MROs, and OEMs, announced today that it has commenced an underwritten registered public offering of 3,000,000 shares of its common stock. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 450,000 shares of the Company’s common stock at the public offering price, less underwriting discounts and commissions.

The Company intends to use the net proceeds of the offering to repay outstanding borrowings under its unsecured revolving credit facility and for general corporate purposes, which may include funding future acquisitions.

Goldman Sachs & Co. LLC, Jefferies and RBC Capital Markets, LLC are acting as joint book-running managers for the offering.

The proposed offering is being made pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was filed by the Company with the Securities and Exchange Commission (“SEC”) and was automatically effective upon filing on July 18, 2023. The proposed offering will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained, when available, from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, by phone at (866) 471-2526, by at facsimile: (212) 902-9316 or by email at prospectus-ny@ny.email.gs.com; Jefferies LLC, at Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; or RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, New York 10281, by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through four operating segments: Parts Supply, Repair & Engineering, Integrated Solutions, and Expeditionary Services.

This press release contains certain statements relating to future events or results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations about future conditions, including, but not limited to, statements related to the proposed offering and intended use of proceeds from the offering.

Forward-looking statements often address our expected future operating and financial performance and financial condition, or targets, goals, commitments, and other business plans, and often may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements are based on the beliefs of Company management, as well as assumptions and estimates based on information available to the Company as of the dates such assumptions and estimates are made, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated.

For a discussion of these and other risks and uncertainties, refer to our Annual Report on Form 10-K, Part I, “Item 1A, Risk Factors” and our other filings filed from time to time with the U.S Securities and Exchange Commission. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The risks described in these reports are not the only risks we face, as additional risks and uncertainties are not currently known or foreseeable or impossible to predict accurately or risks that are beyond the Company’s control or deemed immaterial may materially adversely affect our business, financial condition or results of operations in future periods. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

Contact:
Investor Relations

+1-630-227-5830

investors@aarcorp.com